Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TriCo Bancshares of our report dated March 18, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Trico Bancshares for the year ended December 31, 2012.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California

July 17, 2013